UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2016

ARROW FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-12507	22-2448962
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification Number)

250 GLEN STREET, GLENS FALLS, NEW YORK 12801
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (518) 745-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events

On October 26, 2016, the Board of Directors of the Company approved a new stock repurchase program authorizing the repurchase, at the discretion of senior management, of up to $5 million of the Company’s common stock over the twelve-month period starting January 1, 2017, in open market or negotiated transactions. This new repurchase program (the “2017 Repurchase Program”) will replace the existing 2016 Repurchase Program authorized by the Company on October 28, 2015 which expires December 31, 2016. The 2016 Repurchase Program authorized the repurchase during 2016 of up to $5 million of the Company’s Common Stock, in open market or negotiated transactions. Through October 17, 2016, the Company had repurchased approximately $495,000 of Company Common Stock under the 2016 Repurchase Program.

The related press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.    Description
Exhibit 99    Arrow Financial Corporation Press Release dated October 26, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION

Dated: October 27, 2016        By: /s/ Terry R. Goodemote
Terry R. Goodemote, Executive Vice President, Treasurer and Chief Financial Officer